FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2008

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation (NYSE:TOD) announced today that its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific" or the "Company") has been awarded a contract by the United States Navy ("Navy") to provide long-term overhaul and maintenance to the Nimitz Class aircraft carriers (CVN) homeported or assigned for maintenance in Puget Sound.  The contract consists of multiple contract options for planned incremental availabilities (PIA's) and docking planned incremental availabilities (dPIA's) for the USS LINCOLN (CVN 72), USS STENNIS (CVN 74), USS NIMITZ (CVN 68), and the USS REAGAN (CVN 76).  The availabilities extend through the last PIA and dPIA ending in 2013. The work to be performed includes non-nuclear ship repair, alteration and maintenance. The work will be performed by the Todd Pacific workforce or Todd Pacific's subcontractors at the Puget Sound Naval Shipyard in Bremerton, Washington, the Naval Station in Everett, Washington, or Todd Pacific's shipyard in Seattle, Washington.

The work will be performed under a cost-plus-award-fee contract and represents the third such contract for aircraft carrier maintenance awarded to Todd Pacific. The first such contract was awarded in 1999 and the second in 2004.  Todd Pacific will be supported in this effort by various regional suppliers and subcontractors.

The total value of all options, if exercised by the Navy, is not determinable until the work under each option is defined.  There is no assurance that all options will be exercised, in whole or in part.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated August 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2008.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel